UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 East Campbell Avenue, Suite 130 Campbell, California 95008 United States of America
(Address of principal executive offices) (Zip code)

(408) 874-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment to Asset Purchase Agreement.

On April 4, 2007, Insignia Solutions plc (the “Company”) and its subsidiaries Insignia Solutions Inc., Insignia Solutions AB and Insignia Asia Corporation (collectively “Insignia”) ,  Smith Micro Software, Inc. (“SMSI”), and IS Acquisition Sub, Inc. (“Acquisition Sub”) entered into an Amendment (the “Amendment”) to the Asset Purchase Agreement dated February 11, 2007 by and among Insignia, SMSI and Acquisition Sub (the “Asset Purchase Agreement”).  Pursuant to the Amendment, Insignia, SMSI and Acquisition Sub agreed that, among other things, the aggregate consideration to be paid by the Company under the Asset Purchase Agreement would be $18.575 million (the “Purchase Price”), consisting of:

•	$12.5 million in cash;

•
forgiveness of all indebtedness payable by Insignia under the Promissory Note initially delivered to the Company on December 22, 2006 (the principal amount of the note was $2.0 million at the closing of the Acquisition (as defined below)), and

•
a cash sum equal to the product of $2.575 million less the dollar amount of the Employee Liabilities (as defined in the Amendment) assumed by the Company at closing; provided that the Company shall be entitled to withhold $500,000 of this amount until Insignia delivers to the Company Insignia’s audited financial statements (including the opinion of Insignia’s independent registered public accounting firm) as of and for the year ended December 31, 2006.

In addition, the Company will hold back $1.5 million in cash (the “Holdback Amount”) from the consideration for twelve months as security for satisfaction of Insignia’s indemnification obligations under the Asset Purchase Agreement, as amended.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

 On April 4, 2007, Insignia, SMSI and Acquisition Sub and Insignia consummated the acquisition by SMSI and Acquisition Sub of substantially all of the assets of Insignia (the “Acquisition”), including Insignia’s Device Management Suite, pursuant to the terms of the Asset Purchase Agreement, as amended.

Under the terms of the Asset Purchase Agreement, as amended, the aggregate consideration for the Acquisition was as set forth above under “Item 1.01 — Entry into Material Definitive Agreement.”

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 15, 2007 and incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Departure of Officer.

In connection with the consummation of the Acquisition, on April 4, 2007, Mark McMillan resigned as chief executive officer of the Company, as he became an employee of SMSI as contemplated by the Asset Purchase Agreement. Mr. McMillan continues to serve on the board of directors of the Company.

(e) Compensatory Arrangements

Amended Restated Bonus and Change of Control Letter Agreement.

On April 2, 2007, the Company entered into an Amended Restated Letter Agreement (the “Restated Letter Agreement”) with Mark McMillan, the Company’s chief executive officer, addressing the application of bonus and change in control terms previously agreed in a letter agreement executed on December 12, 2006 to the transactions provided for in the Asset Purchase Agreement (and superseding the December 12, 2006 letter in its entirety). Under the Restated Letter Agreement, Mark McMillan will be entitled to bonuses as follows:

•	within 14 business days following the closing of the asset sale pursuant to the Asset Purchase Agreement, a lump-sum cash payment equal to $180,000.
•
Following determination or estimation of the amount of any liabilities retained by Insignia in the asset sale, but in no event greater than eight weeks following the closing, a second lump-sum cash payment equal to four percent of the product of (a) the Purchase Price less (b) the sum of (i) the Holdback Amount, (ii) $180,000 and (iii) the dollar amount of such retained liabilities, but in no event shall this second bonus payment exceed $27,000. Mr. McMillan is required to repay any portion of the second bonus payment to the Company in the event that the Company is required to make any indemnification or other payments to SMSI or any of its affiliates.

•
An additional lump-sum cash payment equal to four percent of such portion of the Holdback Amount that is paid to the Company, to be paid following the payment to the Company of such portion of the Holdback Amount.

In addition, the Restated Letter Agreement provides that in connection with the asset sale, Mr. McMillan is entitled to receive a lump-sum change in control payment equal to $345,000 (which represents the sum of his base salary for one year plus 100% of his target bonus for 2007), and to payment by the Company of premiums under COBRA for his current coverage for the period of 12 months to the extent that he does not participate in an SMSI health insurance plan. Since Mr. McMillan is no longer serving as chief executive officer of the Company, these change in control and COBRA payments were required under the terms of his December 12, 2006 revised employment agreement.

Finally, the Restated Letter Agreement provides that in the event that, following the closing of the asset sale, a third party shall acquire all of the capital stock of the Company, or shall merge with or into the Company and at the closing date with respect to such subsequent transaction, Mr. McMillan continues to be a member of the board of directors of the Company, then he shall be entitled to an additional bonus equal to four percent of the amount of the aggregate increase in value returned to the Insignia shareholders.

In the event that any bonus or change of control payments under the the Restated Letter Agreement would subject Mr. McMillan to excise tax under Section 280G of the U.S. Internal Revenue Code, then the amount of such payment may, at his election, be reduced to a lesser amount that can be paid that would result on an after-tax basis in the greatest net amount of payments. Mr. McMillan has so elected to forego a portion of his bonus payment pursuant to this provision.

Bonus for 2005, 2006 and the first quarter of 2007.

On April 4, 2007, the Company paid Mr. McMillan the amount of his target bonuses for 2005 and 2006 and for the first quarter of 2007, which bonuses had not previously been paid to Mr. McMillan for such periods, and which had been accrued by the Company. The total amount of such bonuses was $151,748.
In addition, on April 4, 2007, the Company paid George Monk (the Company’s chief financial officer) a bonus for 2006 and the first quarter of 2007 of $72,000, which was the amount of his target bonus for the period of his employment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

10.1
Amendment to Asset Purchase Agreement, dated April 4, 2007, by and among Smith Micro Software, Inc., IS Acquisition Sub, Inc., Insignia Solutions plc, Insignia Solutions Inc., Insignia Solutions AB and Insignia Asia Corporation.

10.2	Amended Restated Letter Agreement between Insignia Solutions Inc. and Mark McMillan dated April 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Solutions plc

Date: April 9, 2007	By:	/s/ George Monk
George Monk
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Amendment to Asset Purchase Agreement, dated April 4, 2007, by and among Smith Micro Software, Inc., IS Acquisition Sub, Inc., Insignia Solutions plc, Insignia Solutions Inc., Insignia Solutions AB and Insignia Asia Corporation.

10.2	Amended Restated Letter Agreement between Insignia Solutions Inc. and Mark McMillan dated April 2, 2007